Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Charter Communications, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-190516, 333-163357, 333-170475, 333-211517, and 333-214399 on Form S-8 and No. 333-222241 on Form S-3 of Charter Communications, Inc. and subsidiaries of our report dated January 30, 2019, with respect to the consolidated balance sheets of Charter Communications, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Charter Communications, Inc.

(signed) KPMG LLP

St. Louis, Missouri
January 30, 2019